Exhibit 99.2

SCIOinspire Holdings, Inc.
and Subsidiaries
Consolidated Financial Statements
June 30, 2018 (Unaudited) and December 31, 2017

SCIOinspire Holdings, Inc. and Subsidiaries
Index
Period ended June 30, 2018 (Unaudited) and December 31, 2017

SCIOinspire Holdings, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited)
(All amounts in United States Dollars except share data and as otherwise stated)

	As at June 30, 2018	As at December 31, 2017
ASSETS

Current assets:
Cash and cash equivalents (Note 5)	10,026,047	6,088,890
Cash received on behalf of customers	2,789,930	2,301,863
Trade accounts receivable, less allowance for doubtful accounts of $75,000 (December 31, 2017: $200,000) (Note 6)	6,077,673	6,667,643
Unbilled revenue	13,846,227	9,182,623
Income taxes receivable	—	3,018,289
Other current assets (Note 7)	2,246,332	1,340,727
Total current assets	34,986,209	28,600,035

Property and equipment, net (Note 9)	8,859,439	7,593,295
Intangible assets, net (Note 10)	2,390,298	2,890,715
Goodwill (Note 11)	17,511,162	17,511,162
Deferred tax assets (Note 8)	210,243	148,096
Other assets (Note 7)	1,449,702	1,618,233
Total assets	65,407,053	58,361,536

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current installments of long term debt (Note 16)	1,980,000	1,980,000
Trade accounts payable	323,620	416,252
Income taxes payable	208,085	86,904
Accrued and other current liabilities (Note 15)	8,777,229	7,081,095
Subrogation services obligations	2,798,771	2,310,721
Overpayment services obligations	10,593	10,593
Total current liabilities	14,098,298	11,885,565

Long term debt, excluding current installments (Note 16)	8,949,660	10,223,249
Liability for employee benefits	164,752	89,637
Other liabilities	209,500	239,429
Deferred tax liabilities (Note 8)	2,273,990	478,122
Total liabilities	25,696,200	22,916,002

SCIOinspire Holdings, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited)
(All amounts in United States Dollars except share data and as otherwise stated)

	As at June 30, 2018	As at December 31, 2017
Stockholders' equity:
Common stock, $0.001 par value;	15,695	14,617
88,790,205 shares authorized as at June 30, 2018 and December 31, 2017; 15,694,631 shares issued and outstanding as at June 30, 2018 and 14,616,677 shares issued and outstanding as at December 31, 2017
Series A Preference shares, $0.001 par value;	40,110	40,019
40,119,015 preference shares authorized as at June 30, 2018 and December 31, 2017;
40,109,873 shares issued and outstanding as at June 30, 2018 and 40,019,015 shares issued and outstanding as at December 31, 2017 (liquidation preference of $10,004,754 over common stock, as of June 30, 2018 and December 31, 2017)

Series B1 Preference shares, $0.001 par value;	6,636	6,636
6,636,375 preference shares authorized and issued and outstanding as at June 30, 2018 and December 31, 2017; (liquidation preference of $2,183,000 over common stock, as at June 30, 2018 and December 31, 2017)

Series B2 Preference shares, $0.001 par value;	7,441	7,441
7,440,868 preference shares authorized and issued and outstanding as at June 30, 2018 and December 31, 2017 (liquidation preference of $3,717,000 over common stock as at June 30, 2018 and December 31, 2017)

Series C Preference shares, $0.001 par value;	9,434	9,434
9,433,962 preference shares authorized and issued and outstanding as at June 30, 2018 and December 31,2017 (liquidation preference of $7,500,000 over common stock as at June 30, 2018 and December 31, 2017)

Series C1 Preference shares, $0.001 par value;
903,616 preference shares authorized and issued and outstanding as at June 30, 2018 and December 31, 2017 (liquidation preference of $2,000,000 over common stock as at June 30, 2018 and December 31, 2017)	904	904
Series D Preference shares, $0.001 par value;
1,779,180 preference shares authorized and issued and outstanding as at June 30, 2018 and 1,779,180 as at December 31, 2017 (liquidation preference of $4,000,000 over common stock as at June 30, 2018 and December 31, 2017)	1,779	1,779
Additional paid in capital	32,235,020	32,096,370
Accumulated surplus	8,187,571	3,749,515
Accumulated other comprehensive loss	(793,737)	(481,181)
Total stockholders' equity	39,710,853	35,445,534

Total liabilities and stockholders' equity	65,407,053	58,361,536

See accompanying notes to the unaudited consolidated financial statements.

SCIOinspire Holdings, Inc. and subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(All amounts in United States Dollars except share data and as otherwise stated)

	Six months ended
	June 30, 2018	June 30, 2017
Revenue
Service income	41,060,075	32,803,997
Other income	150,988	1,540
Total revenue	41,211,063	32,805,537

Salaries and employee benefits	26,362,981	23,148,681
Other expenses	6,927,357	7,166,622
Depreciation and amortization	1,817,196	2,030,844
Transaction related costs	1,628,697	95,006
Interest expense	379,943	431,102
Total expenses	37,116,174	32,872,255

Profit/(Loss) before income taxes	4,094,889	(66,718)

Income tax expense (Note 8)	1,438,229	125,542

Net income/(loss)	2,656,660	(192,260)

Other comprehensive income, net of tax

Foreign currency translation adjustments	(312,556)	127,467
Other comprehensive income/(loss)	(312,556)	127,467

Net comprehensive income/(loss)	2,344,104	(64,793)

See accompanying notes to the unaudited consolidated financial statements.

SCIOinspire Holdings, Inc. and subsidiaries
Statement of Changes in Stockholders' Equity
(Unaudited)
(All amounts in United States Dollars except share data and as otherwise stated)

	Series A Preference Shares		Series B1 Preference Shares		Series B2 Preference Shares		Series C Preference Shares		Series C1 Preference Shares		Series D Preference Shares		Common Stock		Additional paid in capital	Accumulated other comprehensive (loss)	Accumulated surplus	Total stockholders' equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 01, 2017	40,019,015	40,019	6,636,375	6,636	7,440,868	7,441	9,433,962	9,434	903,616	904	1,779,180	1,779	14,499,598	14,500	31,977,312	(644,487)	4,886,318	36,299,856
Issue of common stock	—	—	—	—	—	—					—	—	23,862	24	53,623	—	—	53,647
Exercise of stock option	—	—	—	—	—	—	—	—	—	—	—	—	93,217	93	24,372	—	—	24,465
Stock compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	25,028	—	—	25,028
Loss for the period	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(192,260)	(192,260)
Foreign currency translation gain net of tax $ Nil	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	127,467	—	127,467

Balance at June 30, 2017	40,019,015	40,019	6,636,375	6,636	7,440,868	7,441	9,433,962	9,434	903,616	904	1,779,180	1,779	14,616,677	14,617	32,080,335	(517,020)	4,694,058	36,338,203

Balance at January 01, 2018 as previously reported	40,019,015	40,019	6,636,375	6,636	7,440,868	7,441	9,433,962	9,434	903,616	904	1,779,180	1,779	14,616,677	14,617	32,096,370	(481,181)	3,749,515	35,445,534
Adoption of ASC 606 (Note 17)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,781,396	1,781,396
Adjusted balance as of January 01, 2018	40,019,015	40,019	6,636,375	6,636	7,440,868	7,441	9,433,962	9,434	903,616	904	1,779,180	1,779	14,616,677	14,617	32,096,370	(481,181)	5,530,911	37,226,930
Issue of preference shares	90,858	91	—	—	—	—	—	—	—	—	—	—	—	—	22,624	—	—	22,715
Exercise of stock option	—	—	—	—	—	—	—	—	—	—	—	—	1,077,954	1,078	110,466	—	—	111,544
Stock compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	5,560	—	—	5,560
Profit for the period	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,656,660	2,656,660
Foreign currency translation loss net of tax $ Nil	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(312,556)	—	(312,556)

Balance at June 30, 2018	40,109,873	40,110	6,636,375	6,636	7,440,868	7,441	9,433,962	9,434	903,616	904	1,779,180	1,779	15,694,631	15,695	32,235,020	(793,737)	8,187,571	39,710,853

See accompanying notes to the unaudited consolidated financial statements.

SCIOinspire Holdings, Inc. and subsidiaries
Consolidated Statement of Cash Flows
(Unaudited)
(All amounts in United States Dollars except share data and as otherwise stated)
	Six months ended
	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net income/(loss)	2,656,660	(192,260)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	1,315,091	1,528,739
Amortization	502,105	502,105
Deferred tax expense	1,150,565	(36,833)
Allowance for doubtful accounts	75,000	—
Stock compensation expense	5,560	25,028
Changes in operating assets and liabilities
Accounts receivable	491,939	419,358
Unbilled revenue	(2,007,313)	(2,601,664)
Other assets	(494,618)	(120,087)
Income taxes receivable/(payable)	3,067,088	(693,381)
Accounts payable	(90,528)	(17,544)
Accrued and other liabilities	1,478,199	74,938
Cash received on behalf of customers	(488,067)	(630,136)
Subrogation services obligations	488,049	570,801
Overpayment services obligations	—	(7,106)
Net cash provided by/(used in) operating activities	8,149,730	(1,178,042)

Cash flows from investing activities:
Acquisition of business, net of cash	(417,076)	(684,341)
Capital expenditures	(2,636,112)	(2,490,571)
Net cash used in investing activities	(3,053,188)	(3,174,912)

Cash flows from financing activities:
Principal payments on long-term debt	(1,273,589)	(990,000)
Proceeds from exercise of options	111,544	78,112
Net cash used in financing activities	(1,162,045)	(911,888)

Effect of exchange rate changes on cash	2,660	29,634
Net change in cash and cash equivalents	3,937,157	(5,235,208)
Cash and cash equivalents at beginning of period	6,088,890	13,655,743
Cash and cash equivalents at end of period	10,026,047	8,420,535

Supplement disclosures of cash flow information:
Cash paid for income taxes	198,071	1,258,057
Cash paid during the period for interest	379,943	431,102

Non cash investing activities:
Issuance of common stock for business acquisition	—	53,647

See accompanying notes to the unaudited consolidated financial statements.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

1.	Description of Business
SCIOinspire Holdings Inc. (“the Company”) was incorporated under the law of Cayman Islands on July 30, 2007, by a team of professionals having expertise in the Healthcare industry, as an exempted company with limited liability. The Company through its subsidiaries (“the Group”) offer Cost containment / Payment Integrity services, Facility and claims audit, Analytics and Data Management, Healthcare Analytics, Actuarial Consulting, Risk Adjustment, Software – Hosting / License, Business Process Outsourcing services, Commercial Effectiveness etc., to companies in the Healthcare and Pharmaceutical industry.

2.	Summary of Significant Accounting Policies
Basis of preparation
The accompanying unaudited interim consolidated financial statements include the accounts of the SCIOinspire Holdings Inc. and its wholly owned subsidiaries – SCIOinspire Corp, SCIOinspire Consulting Services (India) Private Limited, SCIO Health Analytics (UK) Limited and Data Intelligence Limited, and have been prepared in conformity with accounting principles generally accepted in the United States of America (US GAAP) for interim financial information.
The unaudited interim consolidated financial statements reflect all adjustments (of a normal and recurring nature) that management considers necessary for a fair presentation of such statements for the interim periods presented. The unaudited interim consolidated statements of operations for the interim periods presented are not necessarily indicative of the results for the full year or for any subsequent period.
Use of estimates
The preparation of unaudited consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of property and equipment, the carrying amount of intangible assets and goodwill, allowances for doubtful accounts, liability for appeals, deferred tax asset valuation allowances, provisions, share based compensation, income tax uncertainties and other contingencies.
Principles of consolidation
All significant inter-company balances and transactions have been eliminated in consolidation. The Group consolidates entities in which it has a controlling financial interest based on either the variable interest entity (VIE) or voting interest model. The Group currently has no involvement with variable interest entities.
Controlling interest in businesses under common control
The Group accounts for transactions between entities under common control, by initially recognizing the assets and liabilities transferred at the date of acquisition at the carrying values. Refer Note 18.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

2.	Summary of Significant Accounting Policies (continued)
Functional currency
The unaudited consolidated financial statements are reported in United States Dollar. The functional currency of the Company and its subsidiaries is United States Dollars, except that of the Indian subsidiary whose functional currency is Indian Rupees and for SCIO Health Analytics (UK) Ltd. the functional currency is Pound Sterling. The translation of the Indian Rupee and Pound Sterling into United States Dollars is performed for balance sheet accounts using the exchange rates in effect as at the balance sheet date and for the statement of operations using the average exchange rate prevailing during the period. The gains or losses resulting from such translation are reported under accumulated other comprehensive income / (loss), net, as a separate component of equity.
Foreign currency denominated monetary assets and monetary liabilities at the period-end are translated at the period-end exchange rate. Exchange rate differences resulting from foreign exchange transactions settled during the period, including period-end translation of monetary assets and liabilities are recognized in the consolidated statement of operations.
Cash and cash equivalents
The Group considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of cash and deposits with banks with an initial term of less than three months, which are unrestricted as to its use.
Cash received on behalf of customers
As part of its subrogation services, the Group receives cash payments on behalf of its clients, which the Group is obligated to remit to various clients after recovering its fees and expenses.
Trade accounts receivable
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the statements of cash flows. The Group maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the Group’s customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. The Group reviews its allowance for doubtful accounts periodically. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Group does not have any off-balance-sheet credit exposure related to its customers. Allowances for doubtful accounts recognized during the six months period ended June 30, 2018 was $75,000 (June 30, 2017: Nil).
Changes in accounting policies
Except as described below, the Group has consistently applied the accounting policies to all periods presented in these consolidated financial statements. On January 1, 2018, the date of initial application, the Group adopted Topic 606 using the cumulative-effect method by recognizing the cumulative effect of initially applying Topic 606 as an adjustment to the opening balance of equity, resulting in an increase of $1,781,396, primarily on account of recognition of revenue on contingent contracts in the audit and recovery services prior to collection of payments as part of variable consideration as permitted under topic 606. The initial application scopes in those contracts which were not completed as at January 1, 2018.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

2.Summary of Significant Accounting Policies (continued)
Results for reporting periods beginning January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with Group’s historical accounting under Topic 605.
Revenue recognition
The Group offers Cost containment / Payment Integrity services, Facility and claims audit, Analytics and Data Management, Healthcare Analytics, Actuarial Consulting, Risk Adjustment, Software – Hosting / License, Business Process Outsourcing services, Commercial Effectiveness etc., to companies in the Healthcare and Pharmaceutical industry.
Arrangements with Multiple Performance Obligations
The Group’s contracts with customers do not generally bundle different services together except for software and related services contracts. In such software and related services contracts, revenue is allocated to each performance obligation based on the relative standalone selling price.
Type of Contracts
Revenue from audit and recovery services is derived from contingent and non-contingent fee arrangements.
Revenue from certain audit and recovery services contracts are contingent on collection of overpayments identified by the Group. Such revenue are categorized as contingent fee arrangements. Under Topic 606, contingent revenues are estimated in accordance with the guidance on variable consideration in Topic 606 and accounted as revenue when there is probability of collection.
Revenues from services having non-contingent fee arrangements are substantially provided on a time-and-material basis and are recognized based on the contractual terms as the services are performed.
Direct and incremental costs pertaining to such services are amortized over the period of contract. The costs deferred are limited to the extent of future contractual revenues for work completed and recoverability established as at the Balance sheet date. These deferred cost are included as part of the other assets as and when applicable.
Revenue from annual maintenance contracts are recognized ratably over the period in which services are rendered. Revenues from services which are substantially provided on a time-and-material basis are recognized based on the contractual terms as the services are performed.
Payment terms
All Contracts entered into by the Group specify the payment terms. Usual payment terms range between 30-60 days. The Group does not have any extended payment terms clauses in existing contracts.
Variable Consideration
The transaction price shall include an estimate of variable consideration to the extent that it is ‘probable’ that a significant reversal in the amount of cumulative revenue will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

2. Summary of Significant Accounting Policies (continued)
Allocation of transaction price to performance obligations
The transaction price is allocated to performance obligations on a relative standalone selling price basis. Standalone selling prices are estimated by reference to the total transaction price less the sum of the observable standalone selling prices of other goods or services promised in the contract. In assessing whether to allocate variable consideration to a specific part of the contract, the Group considers the nature of the variable payment and whether it relates specifically to its efforts to satisfy a specific part of the contract.
In certain contingency based business, providers (third parties) have the right to appeal a claim and may pursue additional appeals if the initial appeal is found in favor of Group’s customers. For revenue realized from such contingency business, the Group accrues an estimated liability based on the amount of fees which are subject to appeal and which we estimate are probable of being returned to providers following a successful appeal. This estimated liability for appeals is an offset to revenue on our consolidated statements of operations. The estimates are based on historical experience with appeals. The estimated liability of appeals of $2,000,000 as at June 30, 2018 and $1,698,026 as at December 31, 2017 represent our best estimate of the potential amount of repayments related to appeals of claims for which fees were previously collected and recognized as revenue. The estimates are based on historical experience with appeals. To the extent the amount to be returned to providers following a successful appeal exceeds the amount accrued, revenue in the applicable period would be reduced by the amount of the excess. The inability to correctly estimate the estimated liabilities could adversely affect our revenue in future periods.
Impact on consolidated financial statements
The following tables summarizes the impacts of adopting Topic 606 on the Group’s consolidated financial statements for the six months period ended June 30, 2018:

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

2. Summary of Significant Accounting Policies (continued)

Consolidated balance sheet

	Impact of changes in accounting policies
As at June 30, 2018	As reported	Adjustments	Balances without adoption of Topic 606
Assets
Current assets
Cash and cash equivalents	10,026,047	—	10,026,047
Cash received on behalf of customers	2,789,930	—	2,789,930
Trade accounts receivable	6,077,673	—	6,077,673
Unbilled revenue	13,846,227	(4,238,754)	9,607,473
Other current assets	2,246,332	—	2,246,332
Total current assets	34,986,209	(4,238,754)	30,747,455
Property and equipment, net	8,859,439	—	8,859,439
Intangible assets, net	2,390,298	—	2,390,298
Goodwill	17,511,162	—	17,511,162
Deferred tax assets	210,243	—	210,243
Other assets	1,449,702	—	1,449,702
Total assets	65,407,053	(4,238,754)	61,168,299
Current liabilities
Current installments of long term debt	1,980,000	—	1,980,000
Trade accounts payable	323,620	—	323,620
Income taxes payable	208,085	—	208,085
Accrued and other current liabilities	8,777,229	(301,973)	8,475,256
Subrogation services obligations	2,798,771	—	2,798,771
Overpayment services obligations	10,593	—	10,593
Total current liabilities	14,098,298	(301,973)	13,796,325
Long term debt, excluding current installments	8,949,660	—	8,949,660
Liability for employee benefits	164,752	—	164,752
Other liabilities	209,500	—	209,500
Deferred tax liabilities	2,273,990	(877,229)	1,396,761
Total liabilities	25,696,200	(1,179,202)	24,516,998
Stockholders’ equity
Common stock, $0.001 par value	15,695	—	15,695
Series A Preference shares, $0.001 par value	40,110	—	40,110
Series B1 Preference shares, $0.001 par value	6,636	—	6,636
Series B2 Preference shares, $0.001 par value	7,441	—	7,441
Series C Preference shares, $0.001 par value	9,434	—	9,434
Series C1 Preference shares, $0.001 par value	904	—	904
Series D Preference shares, $0.001 par value	1,779	—	1,779
Additional paid in capital	32,235,020	—	32,235,020
Accumulated surplus	8,187,571	(3,059,552)	5,128,019
Accumulated other comprehensive loss	(793,737)	—	(793,737)
Total stockholders' equity	39,710,853	(3,059,552)	36,651,301
Total liabilities and stockholders' equity	65,407,053	(4,238,754)	61,168,299

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

2. Summary of Significant Accounting Policies (continued)
Consolidated statements of income and comprehensive income

	Impact of changes in accounting policies
For the six months period ended June 30, 2018	As reported	Adjustments	Balances without adoption of Topic 606
Revenue
Service income	41,060,075	(1,582,463)	39,477,612
Other income	150,988	—	150,988
Total revenue	41,211,063	(1,582,463)	39,628,600
Salaries and employee benefits	26,362,981	—	26,362,981
Other expenses	6,927,357	—	6,927,357
Depreciation and amortization	1,817,196	—	1,817,196
Transaction related costs	1,628,697	—	1,628,697
Interest expense	379,943	—	379,943
Total expenses	37,116,174	—	37,116,174
Profit before income taxes	4,094,889	(1,582,463)	2,512,426
Income tax expense	1,438,229	(304,307)	1,133,922
Net income	2,656,660	(1,278,156)	1,378,504
Other comprehensive income, net of tax
Foreign currency translation adjustments	(312,556)	—	(312,556)
Other comprehensive income/(loss)	(312,556)	—	(312,556)
Net comprehensive income/(loss)	2,344,104	(1,278,156)	1,065,948

Consolidated statements of cash flows

	Impact of changes in accounting policies
For the six months period ended June 30, 2018	As reported	Adjustments	Balances without adoption of Topic 606
Cash flows from operating activities
Net income	2,656,660	(1,278,156)	1,378,504
Adjustments to reconcile net income to net cash from operating activities
Depreciation	1,315,091	—	1,315,091
Amortization	502,105	—	502,105
Deferred income tax expense	1,150,565	(304,307)	846,258
Allowance for doubtful accounts	75,000	—	75,000
Stock compensation expense	5,560	—	5,560
Changes in operating assets and liabilities
Accounts receivable	491,939	—	491,939
Unbilled revenue	(2,007,313)	1,582,463	(424,850)
Other assets	(494,618)	—	(494,618)
Income tax receivable/(payable)	3,067,088	—	3,067,088
Accounts payable	(90,528)	—	(90,528)
Accrued and other liabilities	1,478,199	—	1,478,199

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

2. Summary of Significant Accounting Policies (continued)

Cash received on behalf of customers	(488,067)	—	(488,067)
Subrogation services obligations	488,049	—	488,049
Overpayment services obligations	—	—	—
Net cash provided by operating activities	8,149,730	—	8,149,730
Cash flows from investing activities:
Acquisition of business, net of cash	(417,076)	—	(417,076)
Capital expenditures	(2,636,112)	—	(2,636,112)
Net cash used in investing activities	(3,053,188)	—	(3,053,188)
Cash flows from financing activities:
Principal payments on long-term debt	(1,273,589)	—	(1,273,589)
Proceeds from exercise of options	111,544	—	111,544
Net cash used in financing activities	(1,162,045)	—	(1,162,045)
Effect of exchange rate changes on cash	2,660	—	2,660
Net change in cash and cash equivalents	3,937,157	—	3,937,157
Cash and cash equivalents at beginning of period	6,088,890	—	6,088,890
Cash and cash equivalents at end of period	10,026,047	—	10,026,047

Property and equipment
Property and equipment are stated at cost less accumulated depreciation. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the statement of operations. Plant and equipment under finance leases are stated at the present value of minimum lease payments.
Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful life of machinery and equipment ranges from 3 to 5 years, furniture and fixtures 5 years. Leasehold improvements are depreciated over the lease period or estimated useful lives which is shorter. Expenditures for major renewals and enhancements that extend the useful lives of property and equipment are capitalized. Expenditure for maintenance and repairs are charged to expense as incurred.
Capitalized software costs
Once the technology feasibility is established as per ASC 985-20, the Group capitalizes costs associated with the acquisition or development of major software for internal and external use in the consolidated balance sheet and amortizes the assets over the expected life of the software, generally between one to seven years. The Group only capitalizes subsequent additions, modifications or upgrades to internal-use software to the extent that such changes allow the software to perform a task it previously did not perform. The Group expenses software maintenance and training costs as incurred. Capitalized software costs have been disclosed as part of property and equipment. The Group has capitalized internally-developed software costs of $2,149,539 for the six months period ended June 30, 2018 (year ended December 31, 2017: $3,775,827).

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

2. Summary of Significant Accounting Policies (continued)
Business combinations, goodwill and intangible assets
The Group accounts for its business combinations by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any non-controlling interest in the acquired business, measured at their acquisition date fair values. All assets and liabilities of the acquired businesses, including goodwill, are assigned to reporting units. The contingent consideration arrangements are fair valued at the acquisition date and included on that basis in the purchase price consideration and transaction costs are expensed as incurred.
Goodwill represents future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Indefinite-lived intangible assets are not amortized because there is no foreseeable limit to cash flows generated from them. All assets and liabilities of an acquired business including goodwill are assigned to reporting units.
Goodwill is not amortized but is tested for impairment at least on an annual basis on December 31, based on a number of factors, including operating results, business plans and future cash flows. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of a reporting unit with its carrying value. The fair value of the reporting unit is measured by discounting estimated future cash flows. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the process involves a comparison of the implied fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess. Goodwill of a reporting unit is tested for impairment annually or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. The Group performed its annual impairment review of all its reporting units as at December 31, 2017; based on this assessment, the Group had recorded goodwill impairment loss of $4,578,675 as at December 31, 2017 relating its reporting unit - SCIO Health Analytics (UK) Limited.
Intangible assets acquired individually, with a group of other assets or in a business combination are carried at cost less accumulated amortization and impairment. The Group’s intangible assets include customer contracts and non-compete and are amortized on a straight line basis over their estimated useful life of 4 to 10 years.
Impairment of long-lived assets and finite life intangibles
Long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Group first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

2. Summary of Significant Accounting Policies (continued)
Commitments and contingencies
Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.
Income taxes
Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to each entity.
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50 percent likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group recognizes interest related to unrecognized tax benefits in interest expense. The Group accounts for residual income tax effects in Accumulated other comprehensive income due to a change in tax law or a change in judgment about realization of a valuation allowance, if any, using the portfolio method and only releases residual amounts when the entire portfolio is liquidated.
Stock-based Compensation
The Group recognizes all stock-based compensation as a cost in the unaudited consolidated financial statements. Equity‑classified awards are measured at the grant date fair value of the award. The Group has recorded compensation expense based on estimated grant date fair value using the Black‑Scholes option‑pricing model and estimates the number of forfeitures expected to occur.
Excess tax benefits of awards that are recognized in equity related to stock option exercises are reflected as financing cash inflows. Stock based compensation benefits have been issued by the SCIOinspire Holdings Inc., the holding company since 2008.
Operating leases
The Group leases its office space pursuant to long-term, non-cancellable lease agreements, which have been accounted for as operating leases. Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent. Accordingly, rent expense incurred in excess of rent paid is reflected as deferred rent.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

2. Summary of Significant Accounting Policies (continued)
Retirement benefits to employees
a)Defined contribution plan
The Group does not have any pension or post retirement plans for any of its employees in US other than the 401(k) Plan administered by Trans America Financial Life Insurance Company. The net periodic costs are recognized as employees render the services necessary to earn the postretirement benefits.
In India, the employees receive benefits from a provident fund, where the employer and employees each make monthly contributions to the plan at a pre-determined rate to the Regional Provident Fund Commissioner. Employer’s contribution to the fund is charged as an expense to the statement of operations.
b)Defined benefit plan
In accordance with the Payment of Gratuity Act, 1972, applicable for Indian companies, the Group provides for a lump sum payment to eligible employees, at retirement or termination of employment based on the last drawn salary and years of employment with the Group. The gratuity fund is managed by third party fund managers. Current service costs for defined benefit plans are accrued in the period to which they relate. The liability in respect of defined benefit plans is calculated annually by the Group. The Group records annual amounts relating to its defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases and turnover rates. The Group reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so.
Fair value measurement

The Group uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Group determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels in accordance with ASU 2011-04 (see note 4 to the unaudited consolidated financial statements):

a)	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

b)
Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

c)
Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

2 Summary of Significant Accounting Policies (continued)
Recently adopted accounting standards
In May 2014, Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09 (Topic 606) "Revenue from Contracts with Customers" Topic 606 supersedes the revenue recognition requirements in Topic 605 “Revenue Recognition” (Topic 605), and requires entities to recognize revenue when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Group adopted Topic 606 as of January 1, 2018 using the cumulative transition method. Refer to Note 17 to the unaudited consolidated financial statements for details.
Recently issued accounting standards
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. The new standard establishes a right of use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard is effective for the Group for annual and interim periods in fiscal years beginning after December 15, 2019, with early adoption permitted.
In January 2017, the FASB issued ASU 2017-04, simplifying the Test for Goodwill Impairment (Topic 350), which eliminates Step 2 from the goodwill impairment test. A goodwill impairment will now be the amount by which a reporting unit's carrying value exceeds its fair value, however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for annual and interim periods in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed after January 1, 2017 and should be applied prospectively.
In June 2016, FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses, which requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is to be deducted from the amortized cost of the financial asset(s) so as to present the net carrying value at the amount expected to be collected on the financial asset. The new guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The amendment should be applied through a modified retrospective approach. Early adoption as of the fiscal years beginning after December 15, 2018 is permitted.
The Group is currently evaluating the effects that the above standards will have on its consolidated financial statements and related disclosures.
3.Significant risks and uncertainties including business and credit concentrations
Financial instruments that potentially subject the Group to a concentrate on of credit risk consist of bank balances, accounts receivable and unbilled revenue. By their nature, all such financial instruments involve risk including credit risk of non-performance by counter parties. In the management’s opinion, as at June 30, 2018, there was no significant risk of loss in the event of non-performance by the counter parties to these financial instruments other than the amounts already provided for in the consolidated financial statements.
Accounts receivable are uncollateralized customer obligations due under normal trade terms. The carrying amount of receivables is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected.

For the six months period ended June 30, 2018 and June 30, 2017 one of the customers individually provided 34% and 39% of total revenue respectively. As at June 30, 2018 and as at December 31, 2017 one of the customers constituted around 32% and 38% of total accounts receivable respectively.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

4.Fair value measurements
Fair value of financial instruments

The following table presents the carrying amounts and estimated fair value of the Group’s financial instruments at June 30, 2018 and December 31, 2017. Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

	As at June 30, 2018		As at December 31, 2017
	Carrying Amount	Fair value	Carrying Amount	Fair value
Financial assets:
Cash and cash equivalents	10,026,047	10,026,047	6,088,890	6,088,890
Cash received on behalf of customers	2,789,930	2,789,930	2,301,863	2,301,863
Trade accounts receivable, net	6,077,673	6,077,673	6,667,643	6,667,643
Unbilled revenue	13,846,227	13,846,227	9,182,623	9,182,623
Other assets	393,825	393,825	411,517	411,517

Financial liabilities:
Long-term debt	10,929,660	10,929,660	12,203,249	12,203,249
Trade accounts payable	323,620	323,620	416,252	416,252
Accrued and other current liabilities	8,777,229	8,777,229	7,081,095	7,081,095
Subrogation services obligations	2,798,771	2,798,771	2,310,721	2,310,721
Overpayment services obligations	10,593	10,593	10,593	10,593
The fair values of the financial instruments shown in the above table as at June 30, 2018 and December 31, 2017 represent the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Group’s own judgments about the assumptions that market participants would use in pricing the asset or liability.
Those judgments are developed by the Group based on the best information available in the circumstances, including expected cash flows and appropriately risk adjusted discount rates, available observable and unobservable inputs.
The following methods and assumptions were used to estimate the fair value of each class of financial instruments:
•Cash and cash equivalents, cash received on behalf of customers, trade accounts receivable, unbilled revenue, other assets, long-term debt, trade accounts payable, accrued and other current liabilities, subrogation services obligations, overpayment services obligations and other liabilities: The carrying amounts, at face value or cost plus accrued interest, approximate fair value because of the short maturity of these instruments.
•Non-financial assets and liabilities not included above: The fair value of goodwill is determined by estimating the expected present value of future cash flows without reference to observable market transactions.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

Accrued and other current liabilities include accrued earn-out consideration payable to selling shareholders. The following table provides a roll-forward of the fair value of earn-out consideration categorized as level 3 in the fair value hierarchy for the six months period ended June 30, 2018 and for the year ended December 31, 2017:

	Six months period ended June 30, 2018	Year ended December 31, 2017
Opening balance	523,782	1,471,631
Earn-out consideration payable in connection with acquisitions	-	337,573
Payments made during the period	(417,076)	(1,263,594)
Other*	-	(21,828)
Closing balance	106,706	523,782
*Includes interest expense and impact of changes in foreign exchange. These are included in interest expense and other expenses respectively, in the consolidated statements of operations and comprehensive income.

5.	Cash and cash equivalents

	As at June 30, 2018	As at December 31, 2017

Cash on hand	691	1,156
Bank balances	10,025,356	6,087,734
	10,026,047	6,088,890

6.	Trade accounts receivable
Trade accounts receivable as at June 30, 2018 amounted to $6,077,673, net of allowance for doubtful accounts. The Group maintains an allowance for doubtful accounts based on financial condition of the customer and aging of the account receivable. Accounts receivables are not collateralized.
The age profile of accounts receivable is given below:

Period in days	As at June 30, 2018	As at December 31, 2017
0 – 30	5,724,327	5,885,080
31 – 60	253,846	487,431
61 – 90	71,516	120,110
More than 90	123,770	375,022
	6,173,459	6,867,643
Less : Allowance for doubtful accounts	(95,786)	(200,000)
	6,077,673	6,667,643

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

7.Other assets

	As at June 30, 2018	As at December 31, 2017
Other current assets
Prepayments	1,316,727	691,077
Statutory receivables	473,730	201,670
Other advances	154,196	146,301
Deferred costs	301,679	301,679
	2,246,332	1,340,727
Other assets (non-current)
Deferred costs	1,055,877	1,206,716
Advances and deposits	393,825	411,517
	1,449,702	1,618,233
8.Income taxes
The Company determines its tax provision for interim periods using an estimate of its annual effective tax rate adjusted for discrete items, if any, that are taken into account in the relevant period. Each interim period, the Company updates its estimate of the annual effective tax rate, and if its estimated tax rate changes, the Company makes a cumulative adjustment.
In December 2017 the U.S. government enacted comprehensive tax legislation, the Tax Cuts and Jobs Act (the Act), which significantly revises the ongoing U.S. corporate income tax law by lowering the U.S. federal corporate income tax rate from 34% to 21%, implementing a modified territorial tax system, imposing a one-time tax on foreign unremitted earnings and setting limitations on deductibility of certain costs (e.g., interest expense and executive compensation), among other things.
The Company recorded income tax expense of $1,438,229 and $125,542 for the six months periods ended June 30, 2018 and 2017, respectively. The effective tax rate decreased from 177% during the six months period ended June 30, 2017 to 34.3% during the six months period June 30, 2018 (excluding losses of the U.K entity). This is primarily due to the change in the pre-tax income/ loss across geographies as disclosed in the table below. In addition, the corporate tax rate in Cayman Islands is Nil and these losses are not available for set-off against the profits earned in other geographies.
The geography-wise income (loss) before income taxes is as below:

	Six months period ended June 30, 2018	Six months period ended June 30, 2017
Cayman Islands	(1,880,185)	(492,535)
U.S	5,252,465	98,333
India	821,407	465,143
U.K.	(98,798)	(138,659)
	4,094,889	(67,718)

Tax rate reconciliation
Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 21% to pretax book income (June 30, 2017: 34%). The significant reconciling items from the expected income tax expense to the actual income tax expense include state and local income taxes, change in valuation allowance, R&D research tax credits and tax rate differentials of Cayman Islands, UK and India.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

Significant components of deferred taxes

The temporary differences that give rise to significant portions of the deferred tax assets at June 30, 2018 and December 31, 2017 are related to net operating loss carryforwards, tax credit carryforwards, provision for estimated liabilities and employee related liabilities (principally due to accrual for financial reporting purposes). The temporary differences that give rise to significant portions of the deferred tax liabilities at June 30, 2018 and December 31, 2017 are related to unbilled revenue, transaction related costs, property and equipment and intangible assets.

Management assessed that there are no uncertain unrecognized tax benefits and that the tax positions taken have met the minimum statutory requirements to avoid payment of penalties.

The change in the total valuation allowance for deferred tax assets as at June 30, 2018 and December 31, 2017 is as follows:

Particulars	Six months period ended June 30, 2018	Year ended December 31, 2017
Opening valuation allowance	1,183,620	1,266,488
Addition during the year	62,583	116,457
Reduction during the year	—	(199,325)
Closing valuation allowance	1,246,203	1,183,620

In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income and tax‑planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more-likely-than-not that the Group will realize the benefits of these deductible differences, net of the existing valuation allowances at June 30, 2018. The majority of the Group's deferred tax assets not reduced by valuation allowance are supported by reversing taxable temporary differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

The Group intends to indefinitely reinvest all of its accumulated and future foreign earnings outside the Cayman Islands. If such earnings were repatriated to Cayman Islands, they would be subject to withholding or dividend distribution taxes. Due to the various methods by which such earnings could be repatriated in the future, the amount of taxes attributable to the undistributed earnings are dependent on circumstances existing if, and when remittance occurs. The amount of such temporary differences totaled $22,723,697 as at June 30, 2018. Determination of the amount of any unrecognized deferred income tax liability on this temporary difference is not practicable because of the complexities of the hypothetical calculation.

The Group’s deferred tax assets related to net operating loss carryforwards are expected to expire over various periods. The Group has $69,725,327 of state tax NOLs and tax credits of $1,059,446 in the U.S. which will expire on various dates beginning in 2027 and 2025 respectively. The Group also has $2,492,405 of carryforward losses and $4,253 of tax credits in UK which can be carried forward indefinitely for use against future income.

The Group is subject to the continual examination of its income tax returns by the IRS and other domestic and foreign tax authorities. For U.S, India and UK the earliest years open for examination are fiscal years beginning on or after January 1, 2014, April 1, 2009 and January 1, 2016 respectively.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

9.Property and equipment, net

Property and equipment consist of the following:	As at June 30, 2018	As at December 31, 2017
Machinery and equipment	5,850,640	5,675,491
Furniture and fixtures	924,128	723,449
Leasehold improvements	598,577	727,043
Computer software*	17,407,096	15,185,158
	24,780,441	22,311,141
Accumulated depreciation	(15,921,002)	(14,717,846)
	8,859,439	7,593,295
*Includes software under development of $1,518,404 as at June 30, 2018 (December 31, 2017:$1,210,499).

The total depreciation for the six months periods ended June 30, 2018 and June 30, 2017 was $1,315,091 and $1,528,739, respectively.

10.Intangible assets, net
Acquired intangible assets, either individually or with a group of other assets or in a business combination, are as follows:

	As at June 30, 2018	As at December 31, 2017
Customer relationship (Hospital Audit Locus Inc.)	3,109,000	3,109,000
Customer relationship/Non-Compete (Clear Vision)	2,533,408	2,533,408
Customer list (Socrates Inc.)	1,350,000	1,350,000
Customer relationship (SCIO Health Analytics (UK) Limited)	1,081,632	1,081,632
Customer contracts (Solucia division)	50,000	50,000
	8,124,040	8,124,040
Accumulated amortization	(5,733,742)	(5,233,325)
	2,390,298	2,890,715

Intangible assets subject to amortization	Gross carrying amount	Weighted average amortization period	Accumulated amortization	Net carrying amount
Customer relationships	4,190,632	8 yrs	3,278,178	912,454
Customer relationships – Clear Vision	2,513,408	6 yrs	1,047,231	1,466,177
Customer list	1,350,000	5 yrs	1,350,000	-
Customer contracts	50,000	5 yrs	50,000	-
Non-compete	20,000	5 yrs	8,333	11,667
Total	8,124,040		5,733,742	2,390,298

Aggregate amortization expense for the six month periods ended June 30, 2018 and June 30, 2017 were $502,105 and $502,105 respectively. Estimated amortization expense for the six months ended December 31, 2018 is $501,771, for the year ended December 31, 2019 is $733,135, for the year ended December 31, 2020 is $733,135, for the year ended December 31, 2021 is $422,257.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

11.Goodwill
The carrying amount of goodwill is as follows:

Particulars Acquisition of :	As at June 30, 2018	As at December 31, 2017
Hospital Audit Locus, Inc.	5,759,810	5,759,810
Solucia	542,837	542,837
Socrates, Inc.	2,564,467	2,564,467
SCIO Health Analytics (UK) Limited	8,689,765	8,689,765
Clear Vision	4,532,958	4,532,958
Gross closing balance	22,089,837	22,089,837
Accumulated impairment losses	(4,578,675)	(4,578,675)
Net closing balance	17,511,162	17,511,162

Goodwill has been allocated to the following reporting units, which represent different business units of the Group, as follows:

Particulars	As at June 30, 2018	As at December 31, 2017
U.S.	13,400,072	13,400,072
U.K.	4,111,090	4,111,090
Net closing balance	17,511,162	17,511,162

12.Stock based compensation
In 2007, the Group adopted a stock compensation plan (‘the Plan’) pursuant to which the Group’s board of directors may grant stock options or non-vested shares to officers and key employees. The plan has reserved 6,520,000 shares of authorized common stock. Stock options can be granted with an exercise price less than, equal to or greater than the stock’s fair market value at the date of grant. All awards have a total contractual term of 10 years, and vest over 4 years as follows:

One fourth of the options	- At the end of one year from the date of grant

Three fourths of the options	- At the end of each half year during the second, third and fourth year from the date of grant in 6 equal installments.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option‑pricing model that used the weighted average assumptions in the following table. Since the Company’s shares are not publicly traded and its shares are rarely traded privately, expected volatility is computed based on the average historical volatility of similar entities with publicly traded shares. The risk‑free rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Expected dividends during the estimated term of the option are based on recent dividend activity; the Company has not paid any cash dividends on common stock in the recent periods and does not anticipate doing so in the foreseeable future.

The Group uses company specific historical data to estimate the expected term of the option, such as employee option exercise and employee post-vesting departure behavior. Since the Company’s shares are not publicly traded and its shares are rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant. The Group uses a simplified method available to non-public companies to determine the expected term for the valuation of options.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

Assumptions	June 30, 2018	June 30, 2017
Expected dividend yield	-	-
Expected volatility	40.8%	40.8%
Expected term (years)	1-4 years	1-4 years
Risk-free interest rate	1.25%	1.25%

Stock option activity during the six month period ended June 30, 2018 and year ended December 31, 2017 is as follows:

	June 30, 2018		December 31, 2017
Particulars	Number of shares	Weighted average exercise price	Number of shares	Weighted average exercise price
Outstanding at the beginning of the period	5,211,132	0.711	5,158,449	0.658
Add: Grants during the period	-	-	241,000	1.840
Less: Forfeited	140,550	0.566	87,600	1.192
Less: Exercised	1,017,954	0.904	100,717	0.571
Closing balance	4,052,628	0.859	5,211,132	0.711
Exercisable at the end of the period	3,116,409	0.696	3,985,882	0.497

The weighted average remaining contractual life of options as at June 30, 2018 and December 31, 2017 is 5.39 years and 4.83 years respectively. The weighted average grant date fair value of options granted during six months ended as at June 30, 2018 and year ended December 31, 2017 was $1.840 and $1.840, respectively. During the six months period ended June 30, 2018, the Group has recorded stock compensation expense of $5,560 (June 30, 2017: $25,028).
13.Stockholders’ equity
Equity
The Company is authorized to issue two classes of shares designated as “Common stock” and “Preferred stock”. Preferred stock includes series A, series B1, series B2, series C, series C1 and series D preference shares. Each preferred stock is convertible into common stock in the ratio of 1:1.
Voting
Every member shall be entitled to one vote in respect of each share of common stock held by them. In case of each preference shares held, to that many votes to which he would be entitled if he converted such preference shares into shares of common stock.
Dividends
The holders of preferred stock are entitled to receive when, as and if declared by the board, non-cumulative dividends at the annual dividend rate of 8% for the preferred stock prior and in preference to the payment of any dividends on the common stock in such calendar year. No dividend shall be paid on the shares of the common stock shares in any year until all dividends for such year have been declared and paid on the preferred stock.

Liquidation
The holders of preferred stock prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the shares of the common stock, shall be entitled to receive for each outstanding preference shares then held by them an amount equal to, greater of original purchase price ($ 0.25 per preference shares of Series A, $ 0.329 per preferred stock of Series B1, and $ 0.499 per preferred stock of Series B2, $ 0.53 per preferred stock of Series C, $ 2.213 per preferred stock of Series C1 and $ 2.248 per preferred stock of Series D) as adjusted plus any declared but unpaid dividend or the amount that would be received if such preferred stock had been converted into shares of common stock immediately prior to such liquidation, dissolution or winding up. If upon the occurrence of a liquidation, dissolution or winding up, the assets and funds of the Company legally available for distribution to the members by any reason shall be insufficient to permit the payment of full liquidation preference, then the entire assets and funds of the Company legally available for distribution to the members shall be distributed pro-rata.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

Conversion
Each holder of a preferred stock shall be entitled to convert any or all of its preference shares at any time, without payment of any additional consideration, into such number of fully paid shares of common stock per preference share as is determined by dividing the original purchase price applicable to such series of preference shares by the conversion price applicable to such preference shares determined in each case, in effect at the time of conversion. Any conversion of preference shares shall be effected by the redemption of the relevant number of preference shares and the issuance of an appropriate number of shares of common stock.

The aforementioned preference shares shall be automatically be converted into common stock:
a)Upon the closing of a firm commitment underwritten public offering on a global stock exchange in which

(i)Net aggregate proceeds to the Company of not less than $ 20,000,000 are raised (after deduction of underwriters commission and expenses) and

(ii)Such offering is made at an offer price per share of at least $ 2.5 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting the shares of the Company) (‘a qualified IPO’)
Or
b)With the vote of the Required Holders, where Required Holders would mean the holders of at least 85% of the issued and outstanding shares of Series A preference shares, Series B preference shares, Series C preference shares and Series D preference shares.

14.Operating leases
The Group entered into non-cancellable operating leases for office spaces for a term of 3 to 10 years. The leasehold improvements are included in property and equipment and are being amortized over the shorter of the estimated useful economic life of the improvements and the lease term.
Minimum rent payments under operating leases are recognized on a straight‑line basis over the term of the lease including any periods of free rent. Rental expense for operating leases (except those with lease terms that were not renewed) during the six months period ended June 30, 2018 is $729,977 and for the six months period ended June 30, 2017 is $ 869,541.
Future minimum lease payments under non-cancellable operating leases (with initial or remaining lease terms in excess of one year) expiring after June 30, 2018:

Year ending December 31:	Operating leases
2019	1,251,113
2020	1,139,004
2021	854,874
2022	858,516
2023 and later years	664,530
Total minimum lease payments	4,768,037

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

15.Accrued and other current liabilities

Particulars	As at June 30, 2018	As at December 31, 2017
Estimated liability for appeals	2,000,000	1,698,026
Accrued compensation to staff	2,714,683	1,955,279
Advance from customers	378,893	991,958
Provision for expenses	2,153,051	1,209,306
Accrued compensation to selling shareholders	106,706	523,782
Deferred revenue	1,037,910	270,191
Rent equalization reserve	147,387	120,995
Others	238,599	311,558
	8,777,229	7,081,095
As at June 30, 2018 accrued compensation to selling shareholders comprised of $106,706 and Nil payable to erstwhile shareholders of Clear Vision and SCIO Health Analytics (UK) Limited, respectively.
As at December 31, 2017 accrued compensation to selling shareholders comprised of $185,373 and $338,409 payable to erstwhile shareholders of Clear Vision and SCIO Health Analytics (UK) Limited, respectively.

16.Long-term debt
Long-term debt consists of the following:

	As at June 30, 2018	As at December 31, 2017
Secured term loan from Silicon Valley Bank, interest at Prime Rate plus 2.25% payable monthly	10,929,660	12,203,249
Total long-term debt	10,929,660	12,203,249
Less current installments	(1,980,000)	(1,980,000)
Long-term debt, excluding current installments	8,949,660	10,223,249

In January 2016, the Group entered into a debt financing agreement with Silicon Valley Bank for $20,500,000 facility, comprising of a term loan of $16,500,000 and a revolving line of credit of $4,000,000. The term loan is repayable in consecutive equal monthly payments of principal in an amount equal to one percent (1.00%) of the term loan amount commencing on January 2016. Remaining balance amount shall be payable on the date of maturity, i.e., December 31, 2020. The term loan carries interest of Prime Rate plus 2.25%. The term loan is secured by the first priority perfected security interest in all the domestic assets of the Group, including IP. The aggregate maturities of long-term debt due for each of the fiscal years subsequent to June 30, 2018 are: $1,980,000 in 2019 and $8,243,249 in 2020.

17.Revenue

Adoption of ASU 2014-09 Topic 606, “Revenue from Contracts with Customers”

On January 1, 2018, the Group adopted Topic 606 using the cumulative- effect method and applied its guidance to those contracts which were not completed as at January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historical accounting under Topic 605. The Group recorded a net addition to opening equity of $1,781,396 as at January 1, 2018 being the cumulative impact of adopting Topic 606 net of tax, primarily due to recognition of revenue on contingent contracts related to audit and recovery services.

SCIOinspire Holdings, Inc. and subsidiaries
Notes to unaudited Consolidated Financial Statements
(All amounts in United States Dollars except share data and as otherwise stated)

Contract balances

The following table provides information about accounts receivable and contract liabilities from contracts with customers:

	June 30, 2018	December 31, 2017
Accounts receivable, net	6,077,673	6,667,643
Unbilled revenue	13,846,227	9,182,623
Contract liabilities
Advance from customers	378,893	991,958

Unbilled revenue represents amounts not billed to customers. The Group has accrued the unbilled receivables for work performed in accordance with the terms of contracts with customers and considers no significant performance risk associated with its unbilled receivables.

Contract liabilities represent that portion of deferred revenue for which payments have been received in advance from customers and are included within current liabilities. Contract liabilities are recognized as revenue as (or when) we perform under the contract.

18.Merger of entities under common control

With effect from January 1, 2017, the Company’s subsidiaries Socrates, Inc. and Hospital Audit Locus, Inc. merged with SCIOinspire Corp. This has been treated as a transaction between entities under common control. Accordingly, the transfer of assets between entities under common control is accounted for at carrying values and does not have any impact on the unaudited consolidated financial statements.

19.Consolidated statements of cash flows

Interest payments for the six months periods ended June 30, 2018 and June 30, 2017 were $379,943 and $431,102, respectively. Income taxes paid for these periods were $198,071 and $1,258,057, respectively.

20.Commitments and contingencies

The Group is subject to legal actions, administrative proceedings and claims which have arisen in the ordinary course of its business. The Group believes the resolution of these matters is not likely to have a material and adverse effect on the results of operations or the financial position of the Group. Legal costs incurred in connection with contingencies are expensed as incurred.

21.Subsequent events

Pursuant to an Agreement of Merger (‘Merger agreement’) dated April 28, 2018, by and among SCIOinspire Holdings, Inc. as (the Company), Angler Seller Representative LLC (as Shareholders’ Representative), ExlService.com, LLC (as Buyer), ExlService Cayman Merger Sub (as Merger Sub) and ExlService Holdings, Inc. (EXL), the Merger Sub was merged with and into the Company on July 1, 2018, with the Company continuing as the surviving entity and a wholly owned subsidiary of EXL.

The aggregate merger consideration is $236,500,000, subject to certain post-closing adjustments as set forth in the Merger Agreement.